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                                                                 EXHIBIT 23.2

                             ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Capital Pacific Holdings, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 4, 1994 included in Capital Pacific Holdings, Inc.'s (formerly known as J. M. Peters Company, Inc.) Form 8-K filed with the Securities and Exchange Commission on Novemeber 30, 1994 (Commission File No. 0-15925) and to all references to our Firm included in this registration statement.


                                     /s/ ARTHUR ANDERSEN LLP


Orange County, California
February 16, 1996